                                                                 EXHIBIT 12.0

                   OCWEN FINANCIAL CORPORATION (CONSOLIDATED)
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (dollars in thousands)


                                                 Six Months Ended
                                                     June 30,
                                    -----------------------------------------
                                          1996                     1995
                                    ---------------           ---------------

 Income from continuing
 operations before income
 taxes                                  $16,936                   $12,225

 Fixed Charges:**
 Interest expense                        55,036                    34,680

 Rentals:
 Buildings - 33.3%                          237                       312
                                    ---------------           ---------------

 Total Fixed Charges                     55,273                    34,992
                                    ---------------           ---------------

 Income from continuing
 operations before income
 taxes and fixed charges                $72,209                   $47,217
                                    ===============           ===============

 Ratio of Earnings to
 Fixed Charges                             1.31                      1.35
                                    ===============           ===============



**  Interest expense includes interest on deposits

                   OCWEN FINANCIAL CORPORATION (CONSOLIDATED)
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (dollars in thousands)


                                                 Six Months Ended
                                                     June 30,
                                    -----------------------------------------
                                          1996                     1995
                                    ---------------           ---------------

 Income from continuing
 operations before income
 taxes                                  $16,936                    $12,225

 Fixed Charges:*
 Interest expense                         9,681                      2,890

 Rentals:
 Buildings - 33.3%                          237                        312
                                    ---------------           ---------------

 Total Fixed Charges                      9,918                      3,202
                                    ---------------           ---------------

 Income from continuing
 operations before income
 taxes and fixed charges                $26,854                    $15,427
                                    ===============           ===============

 Ratio of Earnings to
 Fixed Charges                             2.71                       4.82
                                    ===============           ===============



*  Interest expense does not include interest on deposits

                   OCWEN FINANCIAL CORPORATION (CONSOLIDATED)
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (dollars in thousands)


                                          Year Ended December 31,
                           ----------------------------------------------------
                             1995       1994       1993       1992       1991
                           --------   --------   --------   --------   --------
Income from continuing
operations before income
taxes                      $ 37,701   $ 81,577   $ 37,630   $ 35,889   $ 25,424

Fixed Charges*:
Interest expense             84,060     62,598     35,306     28,148     32,858

Rentals:
Buildings-33.3%                 556        908        717        532        366
                           --------   --------   --------   --------   --------

Total Fixed Charges          84,616     63,506     36,023     28,680     33,224
                           --------   --------   --------   --------   --------

Income from continuing
operations before income
taxes and fixed charges    $122,317   $145,083   $ 73,653   $ 64,569   $ 58,648
                           ========   ========   ========   ========   ========

Ratio of Earnings to
Fixed Charges                  1.45       2.28       2.04       2.25       1.77
                           ========   ========   ========   ========   ========

*  Interest expense includes interest on deposits

                   OCWEN FINANCIAL CORPORATION (CONSOLIDATED)
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (dollars in thousands)


                                          Year Ended December 31,
                           ----------------------------------------------------
                             1995       1994       1993       1992       1991
                           --------   --------   --------   --------   --------
Income from continuing
operations before income
taxes                      $ 37,701   $ 81,577   $ 37,630   $ 35,889   $ 25,424

Fixed Charges**:
Interest expense             12,207     17,637     16,267     11,944     17,685

Rentals:
Buildings-33.3%                 556        908        717        532        366
                           --------   --------   --------   --------   --------

Total Fixed Charges          12,763     18,545     16,984     12,476     18,051
                           --------   --------   --------   --------   --------

Income from continuing
operations before income
taxes and fixed charges    $ 50,464   $100,122   $ 54,614   $ 48,365   $ 43,475
                           ========   ========   ========   ========   ========

Ratio of Earnings to
Fixed Charges                  3.95       5.40       3.22       3.88       2.41
                           ========   ========   ========   ========   ========

**  Interest expense does not include interest on deposits